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                                                                      EXHIBIT 15

                   LETTER RE: UNAUDITED FINANCIAL INFORMATION
                             ACKNOWLEDGMENT LETTER
                                  MAY 10, 1994

The Board of Directors
WITCO CORPORATION

     We are aware of the incorporation by reference in the Registration Statement (Form S-3, No. 33-45865) and the Post-effective Amendment No. 2 to the Registration Statement (Form S-3, No. 33-58066), each pertaining to the issuance of debentures, the Post-effective Amendment No. 1 to the Registration Statement (Form S-3, No. 33-58120) pertaining to the issuance of common stock, the Post-effective Amendment No. 2 to the Registration Statement (Form S-8, No. 33-10715), Post-effective Amendment No. 1 to the Registration Statements (Form S-8, Nos. 33-30995 and 33-45194), each pertaining to stock option plans of Witco Corporation and the Registration Statement (Form S-8, No. 33-48806), pertaining to an employee benefit plan of Witco Corporation, of our report dated May 10, 1994 relating to the unaudited condensed consolidated interim financial statements of Witco Corporation and Subsidiary Companies which are included in its Form 10-Q for the quarter ended March 31, 1994.

     Pursuant to Rule 436(c) of the Securities Act of 1993, our report is not part of the registration statements prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.

                                          ERNST & YOUNG

Stamford, Connecticut